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                                    AMENDMENT

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated October 1, 2000, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"), A I M Distributors, Inc., a Delaware corporation ("AIM"), MetLife Insurance Company of Connecticut, a Connecticut life insurance company and MetLife Investors Distribution Company, a Missouri corporation, is hereby amended as follows:

     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and

     WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc.

     The Parties hereby agree to amend the agreement as follows:

     1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and

     2. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.; and

     3. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2010


                                        AIM INVESCO INSURANCE FUNDS
                                        (INVESCO VARIABLE INSURANCE FUNDS)


Attest: /s/ Peter Davidson              By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: John M. Zerr
Title: Assistant Secretary              Title: Senior Vice President


                                        INVESCO DISTRIBUTORS, INC.


Attest: /s/ Peter Davidson              By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        METLIFE INSURANCE COMPANY OF CONNECTICUT


Attest: /s/ Michael L. Cifelli          By: /s/ Paul L. LeClair
        -----------------------------       ------------------------------------
Name: Michael L. Cifelli                Name: Paul L. LeClair
Title: Legal Assistant                  Title: Vice-President


                                        METLIFE INVESTORS DISTRIBUTION COMPANY


Attest: /s/ Michael L. Cifelli          By: /S/ Paul M. Kos
        -----------------------------       ------------------------------------
Name: Michael L. Cifelli                Name: Paul M. Kos
Title: Legal Assistant                  Title: Vice President


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